                                                                     EXHIBIT 3.1

                   SECOND RESTATED ARTICLES OF INCORPORATION
                   ------------------------------------------
                               OF STEELCASE INC.*
                               -----------------




                                   ARTICLE I



               The name of this corporation (hereinafter called the "Corporation") is:


                                 STEELCASE INC.



                                   ARTICLE II


               The purpose or purposes of this Corporation are as follows:


               To manufacture, sell and deal in furniture and similar articles and for any other lawful purpose under the laws of the State of Michigan.



               In general, to carry on any business in connection therewith and incident thereto not forbidden by the laws of the State of Michigan and with all the powers conferred upon corporations by the laws of the State of Michigan.



                                  ARTICLE III


               The location of the registered office is: 901 - 44th Street, S.E., Grand Rapids, Kent County, Michigan 49508.

               The Post Office address of the registered office is: P.O. Box 1967, Grand Rapids, Michigan 49501.



                                   ARTICLE IV


               The name of the resident agent is: Jon D. Botsford.



                                   ARTICLE V



                                 Capital Stock
                                 -------------


          SECTION 1.  Authorized Stock; No Pre-emptive Rights.
                      ----------------------------------------

               The maximum number of shares of capital stock which this Corporation shall have authority to issue is One Billion (1,000,000,000) consisting of Four Hundred

* The Second Restated Articles of Incorporation of Steelcase Inc. will become effective upon filing with the Secretary of the State of Michigan.

     Seventy-Five Million (475,000,000) shares of class A common stock (the "Class A Common Stock"), Four Hundred Seventy-Five Million (475,000,000) shares of class B common stock (the "Class B Common Stock") and Fifty Million (50,000,000) shares of preferred stock (the "Preferred Stock"), issuable in series as herein after provided. The Class A Common Stock and the Class B Common Stock are hereinafter referred to collectively as the "Common Stock".

               The holders of shares of capital stock now or hereafter outstanding shall have no pre-emptive right to purchase or have offered to them for purchase any shares of Preferred Stock, Common Stock or other equity securities issued or to be issued by the Corporation. The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are set forth in the following Sections.

          SECTION 2.  Preferred Stock.
                      ----------------

               The following series of Preferred Stock are authorized:


               (i) Twenty thousand (20,000) shares of Class A Preferred Stock, par value $100 per share ("Class A Preferred Stock"); and

               (ii) Two hundred thousand (200,000) shares of Class B Preferred Stock, par value $50 per share ("Class B Preferred Stock").

               The relative rights, preferences, qualifications, limitations and restrictions of the Class A Preferred Stock and Class B Preferred Stock are set forth in Article XV to these Second Restated Articles of Incorporation, subject to conversion as provided in Article XIV.

               The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such additional series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the relative rights, preferences and limitations of the shares of such series. The designation and relative rights and preferences of each such series of Preferred Stock and the qualifications, limitations or restrictions thereof, if any, which may differ from those of any and all other series at any time outstanding, shall be set forth in a certificate which shall be filed in accordance with the applicable provisions of Michigan law so as to constitute an amendment to these Second Restated Articles of Incorporation.

               Shares of Preferred Stock, regardless of series, that are converted into other securities or other consideration shall be retired and canceled and shall have the status of authorized but unissued shares of Preferred Stock, without designation as to series.

          SECTION 3.  Common Stock.
                      -------------

               A.  Voting Rights.
                   --------------

               Subject to applicable law and the rights of any outstanding series of Preferred Stock to vote as a separate class or series, the shares of Class A Common Stock and Class B Common Stock shall vote together as a class and shall have the following voting rights:

          (i) Each share of Class A Common Stock shall entitle the holder thereof to one (1) vote upon all matters upon which shareholders have the right to vote; and

          (ii) Each share of Class B Common Stock shall entitle the holder thereof to ten (10) votes upon all matters upon which shareholders have the right to vote;

          provided, however, that, except as otherwise required by law, holders
          --------  -------
          of Class A Common Stock and Class B Common Stock, as such, shall not be entitled to vote on any amendment to these Second Restated Articles of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock unless such amendment would adversely affect the rights of the Common Stock of either class, in which case the class or classes so affected shall be entitled to a class vote thereon.

               The Corporation may, as a condition to counting the votes cast by any holder of shares of Class B Common Stock, require proof as set forth in
     Section 3.E.8 below that the shares of Class B Common Stock held by such holder have not been converted into shares of Class A Common Stock.

               B.  Dividends and Distributions.
                   ----------------------------

               Subject to the preferential and other dividend rights of any outstanding series of Preferred Stock, holders of Class A Common Stock and Class B Common Stock shall be entitled to such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor. No dividend or other distribution may be declared or paid on any share of Class A Common Stock unless a like dividend or other distribution is simultaneously declared or paid, as the case may be, on each share of Class B Common Stock, nor shall any dividend or other distribution be declared or paid on any share of Class B Common Stock unless a like dividend or other distribution is simultaneously declared or paid, as the case may be, on each share of Class A Common Stock, in each case without preference or priority of any kind. All dividends and distributions on the Class A Common Stock and Class B Common Stock payable in Common Stock of the Corporation shall be made in shares of Class A Common Stock and Class B Common Stock, respectively. In no event will shares of either class of Common

     Stock be split, divided or combined unless the outstanding shares of the other class of Common Stock shall be proportionately split, divided or combined.

               In the event of a transaction as a result of which the shares of Class A Common Stock are converted into or exchanged for one or more other securities, cash or other property (a "Class A Conversion Event"), then from and after such Class A Conversion Event, a holder of Class B Common Stock shall be entitled to receive, upon the conversion of such Class B Common Stock pursuant to Section 3.E. of this Article V, the amount of such securities, cash and other property that such holder would have received if the conversion of such Class B Common Stock had occurred immediately prior to the record date (or if there is no record date, the effective date) of the Class A Conversion Event. This paragraph shall be applicable in the same manner to all successive conversions or exchanges of securities issued pursuant to any Class A Conversion Event.

               No adjustments in respect of dividends shall be made upon the conversion of any share of Class B Common Stock; provided, however, that if
                                                      --------  -------
     a share shall be converted after the record date for the payment of a dividend or other distribution on shares of Class B Common Stock but before such payment, then the record holder of such share at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such share of Class B Common Stock on the payment date notwithstanding the conversion thereof.

               C.  Options, Rights or Warrants.
                   ----------------------------

               Subject to Section 3.B., the Corporation will not be entitled to issue additional shares of Class B Common Stock, or issue options, rights or warrants to subscribe for additional shares of Class B Common Stock, except that the Corporation may make a pro rata offer to all holders of Common Stock of rights to subscribe for additional shares of the class of Common Stock held by them. The Corporation may make offerings of options, rights or warrants to subscribe for shares of any class or classes of capital stock (other than Class B Common Stock) to all holders of Class A Common Stock or Class B Common Stock if an identical offering is made simultaneously to all the holders of the other class of Common Stock. All offerings of options, rights or warrants shall offer the respective holders of Class A Common Stock and Class B Common Stock the right to subscribe at the same rate per share.

               D.  Merger.
                   -------

               In the event of a merger of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), the holders of each share of Class A Common Stock and Class B Common Stock shall be entitled to receive the same per share consideration as the per share consideration, if any, received by the holders of each share of the other class of Common Stock; provided that, if such consideration shall
                                  --------
     consist in any part of voting securities (or of options or warrants to purchase, or of securities convertible into or exchangeable for, voting securities), then the Corporation may provide in the applicable merger agreement for the holders of shares of Class B Common Stock to receive, on a per share basis, voting securities with ten (10) times the number of votes per share as those voting securities to be received by the holders of shares of Class A Common Stock (or options or warrants to purchase, or securities convertible into or exchangeable for, voting securities with ten (10) times the number of votes per share as those voting securities issuable upon exercise of the options or warrants to be received by the holders of the shares of Class A Common Stock, or into which the convertible or exchangeable securities to be received by the holders of the shares of Class A Common Stock may be converted or exchanged).

               E.  Conversion of Class B Common Stock.
                   -----------------------------------

               1.  Voluntary Conversion.  Each share of Class B Common Stock
                   ---------------------
     shall be convertible, at the option of its record holder, into one validly issued, fully paid and non-assessable share of Class A Common Stock at any time.

               2.  Voluntary Conversion Procedure.  At the time of a voluntary
                   -------------------------------
     conversion, the record holder of shares of Class B Common Stock shall deliver to the principal office of the Corporation or any transfer agent for shares of the Class A Common Stock (i) the certificate or certificates representing the shares of Class B Common Stock to be converted, duly endorsed in blank or accompanied by proper instruments of transfer and (ii) written notice to the Corporation stating that the record holder elects to convert such share or shares and stating the name or names (with addresses) and denominations in which the certificate or certificates representing the shares of Class A Common Stock issuable upon the conversion are to be issued and including instructions for the delivery thereof. Conversion shall be deemed to have been effected at the time when delivery is made to the Corporation or its transfer agent of such written notice and the certificate or certificates representing the shares of Class B Common Stock to be converted, and as of such time each Person named in such written notice as the Person to whom a certificate representing shares of Class A Common Stock is to be issued, shall be deemed to be the holder of record of the number of shares of Class A Common Stock to be evidenced by that certificate. Upon such delivery, the Corporation or its transfer agent shall promptly issue and deliver at the stated address of such record holder of shares of Class A Common Stock a certificate or certificates representing the number of shares of Class A Common Stock to which such record holder is entitled by reason of such conversion, and shall cause such shares of Class A Common Stock to be registered in the name of the record holder.

               3.  Automatic Conversion.
                   ---------------------

               (a) Subject to paragraph (c) below, in the event of any Transfer (as hereinafter defined) of any share of Class B Common Stock to any Person other than a Permitted Transferee (as hereinafter defined), such share of Class B Common Stock shall automatically, without any further action, convert into one share of Class A Common Stock. In addition, upon any Change of Control (as hereinafter defined) of any corporation, partnership, limited liability company, trust or charitable organization which is a record holder of any share of Class B Common Stock, such share of Class B Common Stock shall automatically convert into a share of Class A Common Stock. Notwithstanding the foregoing, an Initial Holder shall not be subject to automatic conversion pursuant to this paragraph 3(a) with respect to the shares of Class B Common Stock acquired by such Initial Holder pursuant to Article XIV hereof (and any additional shares distributed to such Initial Holder with respect to such shares pursuant to
     Section 3.B. hereof), but only so long as such Initial Holder remains the sole Beneficial Owner of such shares.

               (b) Each share of Class B Common Stock shall automatically convert into one share of Class A Common Stock on the first date on which the number of shares of Class B Common Stock then outstanding is less than 15% of all the then outstanding shares of Common Stock (calculated without regard to the difference in voting rights between the classes of Common Stock) without any further action on the part of the Corporation or any other Person.

               (c)  Notwithstanding anything to the contrary set forth in this
     Section 3 of this Article V, a holder of shares of Class B Common Stock may pledge such holder's shares of Class B Common Stock to a financial institution pursuant to a bona fide pledge of such shares of Class B Common Stock as collateral security for any indebtedness or other obligation of any Person (the "Pledged Stock") due to the pledgee or its nominee; provided, however, that (i) such shares shall not be voted by or registered
     --------  -------
     in the name of the pledgee and shall remain subject to the provisions of this Section 3.E. and (ii) upon any foreclosure, realization or other similar action by the pledgee, such Pledged Stock shall automatically convert into shares of Class A Common Stock on a share for share basis unless all right, title and interest in such Pledged Stock shall be Transferred concurrently by the pledgee or the purchaser in such foreclosure to a Permitted Transferee.

               (d) The foregoing automatic conversion events described in this paragraph 3 shall be referred to hereinafter as "Events of Automatic Conversion." The determination of whether an Event of Automatic Conversion shall have occurred will be made by the Board of Directors or a committee thereof in accordance with paragraph 8 below.

               4.  Automatic Conversion Procedure.  Any conversion pursuant to
                   -------------------------------
     an Event of Automatic Conversion shall be deemed to have been effected at the time the Event of Automatic Conversion occurred (the "Conversion Time"). At the Conversion Time, the certificate or certificates that represented immediately prior thereto the shares of Class B Common Stock which were so converted (the "Converted Class B Common Stock") shall, automatically and without further action, represent the same number of shares of Class A Common Stock. Holders of Converted Class B Common Stock shall deliver their certificates, duly endorsed in blank or accompanied by proper instruments of transfer, to the principal office of the Corporation or the office of any transfer agent for shares of the Class A Common Stock, together with a notice setting out the name or names (with addresses) and denominations in which the certificate or certificates representing such shares of Class A Common Stock are to be issued and including instructions for delivery thereof. Upon such delivery, the Corporation or its transfer agent shall promptly issue and deliver at such stated address to such holder of shares of Class A Common Stock a certificate or certificates representing the number of shares of Class A Common Stock to which such holder is entitled by reason of such conversion, and shall cause such shares of Class A Common Stock to be registered in the name of such holder. The Person entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class A Common Stock at and as of the Conversion Time, and the rights of such Person as a holder of shares of Class B Common Stock that have been converted shall cease and terminate at and as of the Conversion Time, in each case without regard to any failure by such holder to deliver the certificates or the notice required by this Section.

               5.  Unconverted Shares; Notice Required.  In the event of the
                   ------------------------------------
     conversion of less than all the shares of Class B Common Stock evidenced by a certificate surrendered to the Corporation in accordance with the procedures of this Section 3.E., the Corporation shall execute and deliver to or upon the written order of the holder of such unconverted shares, without charge to such holder, a new certificate evidencing the number of shares of Class B Common Stock not converted.

               6.  Retired Shares.  Shares of Class B Common Stock that are
                   ---------------
     converted into shares of Class A Common Stock as provided herein shall be retired and canceled and shall have the status of authorized but unissued shares of Class B Common Stock.

               7.  Reservation.  The Corporation shall at all times reserve and
                   ------------
     keep available, out of its authorized and unissued shares of Class A Common Stock, for the purposes of effecting conversions, such number of duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock. All the shares of Class A Common Stock so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable, and free from liens and charges with respect to such issuance.

               8.  Determination of Voting Rights And Events of Automatic
                   ------------------------------------------------------
     Conversion.  The Board of Directors of the Corporation or a duly authorized
     -----------
     committee thereof shall have the power to determine, in good faith after reasonable inquiry, whether an Event of Automatic Conversion has occurred with respect to any share of Class B Common Stock. A determination by the Board of Directors of the Corporation or such committee that an Event of Automatic Conversion has occurred shall be conclusive. As a condition to counting the votes cast by any holder of shares of Class B Common Stock at any annual or special meeting of shareholders, or in connection with any written consent of shareholders, or as a condition to registration of transfer of shares of Class B Common Stock, or for any other purpose, the Board of Directors or a duly authorized committee thereof, in its discretion, may require the holder of such shares to furnish such affidavits or other proof as the Board of Directors or such committee deems necessary or advisable to determine whether an Event of Automatic Conversion shall have occurred. If the Board of Directors or such committee shall determine that a holder has substantially failed to comply promptly with any request by the Board of Directors or such committee for such proof, such shares shall be entitled to one (1) vote per share until such time as the Board of Directors or such committee shall determine that such holder has complied with such request. The Board of Directors or a committee thereof may exercise the authority granted by this paragraph 8 through duly authorized officers or agents.

               9.  Definitions.  For purposes of this Section E:
                   ------------

               (a)  Ancestor.  The term "Ancestor" with respect to any natural
                    ---------
     person shall mean and include the blood ancestors of such person. A natural person adopted pursuant to a Permitted Adoption shall have the same status and benefits, and all relationships to or through such person shall be determined in the same manner, as if such person were a child of the blood of such person's adoptive parent or parents rather than of such person's natural parents.

               (b)  Beneficial Owner.  A Person shall be deemed the "Beneficial
                    -----------------
     Owner" of, and to "Beneficially Own" and to have "Beneficial Ownership" of, any share (i) which such Person has the power to vote or dispose, or to direct the voting or disposition of, directly or indirectly, through any agreement, arrangement or understanding (written or oral), or (ii) which such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise.

               (c)  Beneficiary.  The term "Beneficiary" with respect to any
                    ------------
     trust means any Person to whom a current distribution (whether mandatory or discretionary) of income or principal could be made.

               (d)  Change Of Control.  The term "Change of Control" shall mean
                    ------------------
     (i) in the case of a corporation, partnership or limited liability company, such time as any such corporation, partnership or limited liability company shall cease to be a Controlled Entity; (ii) in the case of a trust, such time as such trust shall cease to be a Permitted Trust; or (iii) in the case of a charitable organization, such time as such charitable organization shall cease to be a Permitted Charitable Foundation.

               (e)  Controlled Entity.  A corporation, partnership or limited
                    ------------------
     liability company shall be deemed to be a "Controlled Entity" if (but only if) one or more Permitted Transferees (i) constitute a majority of the members of the board of directors (or a committee performing similar functions), if any, and (ii) own, directly or indirectly, one hundred percent (100%) of the outstanding capital stock of such corporation or the general and limited partnership or limited liability company interests of such partnership or limited liability company, as the case may be.

               (f)  Descendant.  The term "Descendant" with respect to any
                    -----------
     natural person shall mean and include the blood descendants of such person. A natural person adopted pursuant to a Permitted Adoption shall have the same status and benefits, and all relationships to or through such person shall be determined in the same manner, as if such person were a child of the blood of such person's adoptive parent or parents rather than of such person's natural parents.

               (g)  Determination Time.  The term "Determination Time" means,
                    -------------------
     with respect to any share of capital stock of the Corporation, the time at which such share of capital stock is converted into Class B Common Stock pursuant to Article XIV of these Second Restated Articles of Incorporation.

               (h)  Initial Holder.  The term "Initial Holder" shall mean (i)
                    ---------------
     each Person in whose name one or more shares of Class B Common Stock are registered at the Determination Time, (ii) each joint owner of a share of Class B Common Stock at the Determination Time, (iii) each minor who is the beneficiary at the Determination Time of a Uniform Gifts to Minors Act account under which the custodian, in such capacity, is an Initial Holder and (iv) the settlor of any trust which is an Initial Holder or any Beneficiary at the Determination Time of any Irrevocable Trust which is an Initial Holder. A Person will cease to be an Initial Holder once that Person no longer holds of record or beneficially any Class B Common Stock. For purposes of the definition of "Initial Holder", if any shares of Class B Common Stock are registered in the name of a Nominee at the Determination Time, such shares shall be deemed to be registered in the name of the Person for whom such Nominee is acting.

               (i)  Irrevocable Trust.  A trust shall be deemed to be an
                    ------------------
     "Irrevocable Trust" if such trust is not, and can not be amended or revised to become, revocable at any time after the Initial Date by the Person or Persons who established such trust.

               (j)  Nominee.  The term "Nominee" shall mean a partnership or
                    --------
     other entity that is acting as a bona fide nominee for the registration of record ownership of securities Beneficially Owned by another Person.

               (k)  Permitted Adoption.  A "Permitted Adoption" of a natural
                    -------------------
     person shall have occurred solely if a decree or order of adoption shall have been made by a duly constituted court or other authority authorized by law to effect adoptions prior to such person attaining the age of twenty-one (21) years.

               (l)  Permitted Charitable Foundation.  A charitable foundation
                    --------------------------------
     shall be deemed to be a "Permitted Charitable Foundation" if (but only if) such charitable foundation (i) is a charitable organization qualifying for tax-exempt status for Federal income tax purposes under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) is classified as a "private foundation" under Section 509 of the Code and
     (iii) has as a majority of (x) its members (if any) and board of directors or board of trustees or (y) its trustees, one or more of the Persons described in clause (i), (ii), or (iii) of the definition of "Permitted Transferee" if the charitable organization is a not-for-profit organization or charitable trust, as the case may be.

               (m)  Permitted Estate.  The term "Permitted Estate" shall mean
                    -----------------
     the estate of any Initial Holder or of any Person described in clause (ii) of the definition of "Permitted Transferee", provided that a majority of the executors, administrators or personal representatives of such estate are (i) one or more of the Persons described in clause (i), (ii) or (iii) of the definition of "Permitted Transferee", (ii) one or more licensed attorneys who acted as the personal attorney or attorneys of such Initial Holder or other Person or (iii) a commercial bank or trust company regularly engaged in the business of acting as an executor or administrator and having net capital in excess of U.S. $10 million.

               (n)  Permitted Transferee.  The term "Permitted  Transferee"
                    ---------------------
     shall mean:

                    (i) any natural person who is an Initial Holder;

                    (ii) the spouse of an Initial Holder referred to in the
               foregoing clause (i), any Descendant or Ancestor of such an Initial Holder and the spouse of any Descendant of such an Initial Holder;

                    (iii) a corporation, partnership or limited liability
               company which is a Controlled Entity;

                    (iv) a Permitted Trust;

                    (v) a Permitted Charitable Foundation;

                    (vi) a Permitted Estate; or

                    (vii) the Corporation and each of its direct or indirect
               majority-owned subsidiaries.

               (o)  Permitted Trust.  A trust (including a voting trust) shall
                    ----------------
     be deemed to be a "Permitted Trust" if (but only if) such trust (i) has as a majority of its trustees Permitted Trustees (provided that such condition
                                                    --------
     shall continue to be satisfied for thirty days following the death, resignation, removal or incapacity of a Permitted Trustee that would otherwise result in the failure to satisfy this condition) and (ii) either
     (x) has no Beneficiary other than a Permitted Transferee, (y) is a charitable remainder annuity or unitrust meeting the requirements of
     Section 664 of the Code and under which no annuity or unitrust payment will be payable to a Person other than a Permitted Transferee or (z) is a charitable lead annuity or unitrust under which the annuity or unitrust payments qualify for a charitable deduction under Section 2522(c) of the Code and under which no portion of the remainder interest after the charitable lead term will be payable to (or held for the benefit of) any Person other than a Permitted Transferee.

               (p)  Permitted Trustee.  The term "Permitted Trustee" with
                    ------------------
     respect to any trust shall mean (i) a Permitted Transferee, (ii) a licensed attorney acting as the personal attorney for a natural person who is a Permitted Transferee and is also the settlor of such trust and (or in the case of the death of the settlor, was acting as the personal attorney for such settlor at the time of his death) and (iii) a commercial bank or trust company regularly engaged in the business of acting as a trustee and having net capital in excess of U.S. $10 million.

               (q)  Person.  The term "Person" means any natural person,
                    -------
     corporation, association, partnership, limited liability company, organization, business, government or political subdivision thereof or governmental agency.

               (r)  Transfer.  The term "Transfer" shall mean any sale, transfer
                    ---------
     (including a transfer made in whole or in part without consideration as a gift), exchange, assignment, pledge, encumbrance, alienation or any other disposition or hypothecation of record ownership or of Beneficial Ownership of any share, whether by operation of law or otherwise; provided, however,
                                                             --------  -------
     that (i) a pledge of any share made in accordance with the provisions of paragraph (c) of Section 3.E and (ii) a grant of a proxy with respect to any share to a Person designated by the Board of Directors of the Corporation who is soliciting proxies on behalf of the Corporation shall not be considered a "Transfer"; and provided further that in the case of any transferee of record ownership that is a Nominee, such Transfer of record ownership shall be deemed to be made to the Person or Persons for whom such Nominee is acting.

               10.  Stock Legend.  The Corporation shall include on the
                    -------------
     Certificates representing the shares of Class B Common Stock subject thereto a legend referring to the restrictions on transfer and registration of transfer imposed by this Section 3.E.

               11.  Taxes.  The issuance of a certificate for shares of Class A
                    ------
     Common Stock upon conversion of shares of Class B Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the shares of Class B Common Stock converted, the Person or Persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any Transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid or is not required to be paid.

               F.  Liquidation.
                   ------------

               In the event of any voluntary or involuntary liquidation, distribution or winding up of the Corporation, after distribution in full of the preferential and/or other amounts to be distributed to the holders of shares of any outstanding series of Preferred Stock, the holders of shares of Class A Stock and Class B Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its shareholders, ratably in proportion to the number of shares of Common Stock held by them. In any such distribution shares of Class A Common Stock and Class B Common Stock shall be treated equally on a per share basis.

                                  ARTICLE VI

                       Purchase of Shares by Corporation
                       ---------------------------------

          The Corporation may purchase any shares of outstanding capital stock of the Corporation or the right to purchase any such shares of capital stock from any holder thereof on terms and conditions established by the Board of Directors.


                                  ARTICLE VII

                               Board of Directors
                               ------------------

     SECTION 1.  Number and Terms.
                 -----------------

          Except as otherwise fixed by or pursuant to the provisions of these Second Restated Articles of Incorporation relating to the rights of the holders of any series of Preferred Stock, the number of directors of the Corporation shall be determined by resolution adopted by a majority of the entire Board of Directors, but the number shall not be less than three, provided that the term of a director shall not be affected by any decrease in the number of directors so made by the Board of Directors. The term of each director of the Corporation shall expire at the next annual meeting of shareholders following such director's election and until such director's successor shall have been elected and qualified; provided, however, that, at the annual meeting of shareholders
               --------  -------
occurring in 1998, the directors, other than those who may be elected by the holders of any series of Preferred Stock pursuant to the terms of these Second Restated Articles of Incorporation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class of directors to be originally elected for a term expiring at the next succeeding annual meeting of shareholders, the second class of directors to be originally elected for a term expiring at the second succeeding annual meeting of shareholders and the third class of directors to be originally elected for a term expiring at the third succeeding annual meeting of shareholders, with each class to hold office until its successors are duly elected and qualified. Except as specifically contemplated by the prior sentence and other than with respect to any directors elected by the holders of any series of Preferred Stock pursuant to the terms of these Second Restated Articles of Incorporation, at each annual meeting of the shareholders of the Corporation, the date of which shall be fixed by or pursuant to the By-laws of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the third succeeding annual meeting of shareholders. If the number of directors is changed by the Board of Directors of the Corporation, any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible; provided, however, that
                                                        --------  -------
no decrease in the number of directors shall shorten the term of any incumbent director. The election of directors need not be by written ballot.

     SECTION 2.  Vacancies.
                 ----------

          Except as otherwise provided for or fixed by or pursuant to the provisions of these Second Restated Articles of Incorporation relating to the rights of the holders of any series of Preferred Stock, any vacancy on the Board of Directors of the Corporation resulting from death, resignation, removal or other cause and any newly created directorship resulting from any increase in the authorized number of directors between meetings of shareholders shall be filled only by the affirmative vote of a majority of all the directors then in office, even though less than a quorum, and any director so chosen shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or the new directorship was created and until a successor is duly elected and qualified or until his or her earlier death, resignation or removal from office in accordance with these Second Restated Articles of Incorporation or any applicable law or pursuant to an order of a court. If there are no directors in office, then an election of directors may be held in the manner provided by applicable law.

     SECTION 3.  Notice.
                 -------

          Advance notice of nominations for the election of directors shall be given in the manner and to the extent provided in the By-laws of the Corporation.

     SECTION 4.  Removal.
                 --------

          Except as otherwise provided for or fixed by or pursuant to the provisions of these Second Restated Articles of Incorporation relating to the rights of the holders of any series of Preferred Stock, any director may be removed from office only for cause and only by the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of stock of the Corporation entitled to vote for the election of directors, voting together as a single class. For purposes of this Section (4), "cause" shall mean the willful and continuous failure of a director to substantially perform such director's duties to the Corporation (other than any such failure resulting from incapacity due to physical or mental illness) or the willful engaging by a director in gross misconduct materially and demonstrably injurious to the Corporation.


                                  ARTICLE VIII

                    Shareholder Action; No Cumulative Voting
                    ----------------------------------------

     SECTION 1.  Meetings; Unanimous Written Consent.
                 ------------------------------------

          Subject to the rights of the holders of any outstanding series of Preferred Stock, any action required or permitted to be taken by the shareholders of the Corporation must be effected (i) at a duly called annual or special meeting of shareholders of the Corporation or (ii) by unanimous written consent of all shareholders entitled to vote on such action. Subject to the rights of the holders of any outstanding series of Preferred Stock, special meetings of shareholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or by the Chief Executive Officer of the Corporation. Notwithstanding the foregoing, whenever the holders of any one or more outstanding series of Preferred Stock shall have the right, voting separately by class or series, as applicable, to elect directors at an annual or special meeting of shareholders, the calling of special meetings of the holders of such class or series shall be governed by the terms of the applicable resolution or resolutions of the Board of Directors establishing such series of Preferred Stock pursuant to ARTICLE V of these Second Restated Articles of Incorporation.

     SECTION 2.  No Cumulative Voting.
                 ---------------------

          Shares of capital stock of the Corporation shall not be entitled to cumulative voting.


                                   ARTICLE IX

                       Michigan Business Combination Act
                       ---------------------------------

          Pursuant to Section 783 of the Michigan Business Corporation Act, the Corporation hereby elects to be subject to the provisions of Section 780 of the Michigan Business Corporation Act.


                                   ARTICLE X

                                    By-laws
                                    -------

          The power to adopt, alter, amend or repeal the By-laws of the Corporation shall be vested in the Board of Directors. Without limiting the foregoing, the shareholders of the Corporation may adopt, amend or repeal the By-laws of the Corporation only by the affirmative vote of holders of at least 66-2/3% of the combined voting power of the then outstanding shares of capital stock of all classes and series of the Corporation entitled to vote generally on matters requiring the approval of shareholders, voting together as a single class.


                                   ARTICLE XI

                                   Amendments
                                   ----------

          In addition to any requirements of law and any other provisions of these Second Restated Articles of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law or these Second Restated Articles of Incorporation), the affirmative vote of the holders of 66-2/3% or more of the combined voting power of the then outstanding shares of capital stock of all classes and series of the Corporation entitled to vote generally on matters requiring the approval of shareholders, voting together as a single class (a "Supermajority Vote"), shall be required to (i) alter, amend or repeal, or adopt any provision of these Second Restated Articles of Incorporation which is inconsistent with, any provision of Sections 2 and 3 of Article V and Articles VII, VIII, IX or X hereof or this ARTICLE XI and (ii) approve any merger of the Corporation which would, directly or indirectly, have the effect of making changes to these Second Restated Articles of Incorporation that would require a Supermajority Vote if effected directly as an amendment to these Second Restated Articles of Incorporation.


                                  ARTICLE XII

                            Limitation of Liability
                            -----------------------

          To the full extent permitted by the Michigan Business Corporation Act or any other applicable laws presently or hereafter in effect, no director of the Corporation shall be personally liable to the Corporation or its shareholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation. Any repeal or modification of this Article XII by the shareholders of the Corporation shall not adversely affect the right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.


                                  ARTICLE XIII

                          Date of Incorporation; Term
                          ---------------------------

          The date of incorporation is March 16, 1912.

          The term of the corporate existence is perpetual.


                                  ARTICLE XIV

                  Effective Time; Conversion of Capital Stock
                  -------------------------------------------


     SECTION 1.  Effective Time.
                 ---------------

          This certificate of Amendment will become effective upon filing (the "Effective Time").

     SECTION 2.  Conversion of Old Common Stock.
                 -------------------------------

          Upon the Effective Time, each issued and outstanding share of common stock, $50 par value ("Old Common Stock"), shall be converted into one share of class B common stock ("Class B Common Stock"). Each person that was a record holder of Old Common Stock immediately prior to the Effective Time shall, immediately after the Effective Time, be treated for all purposes as the record holder of an equal number of shares of Class B Common Stock. Each certificate that represented shares of Old Common Stock immediately prior to the Effective Time shall, immediately after the Effective Time, represent an equal number of shares of Class B Common Stock. Upon surrender of the certificates formerly representing Old Common Stock, such holder shall be entitled to receive new certificates representing the appropriate number of shares of Class B Common Stock. It is understood that the Board of Directors of the Corporation may declare a dividend payable in shares of Class B Common Stock that will be effective immediately upon the conversion of Old Common Stock into Class B Common Stock as provided in this Section 2.

     SECTION 3.  Conversion of Class A Preferred Stock and Class B Preferred
                 -----------------------------------------------------------
Stock.
------

          Upon the closing (the "Closing Time") of an initial public offering of the Class A Common Stock that is registered with the Securities and Exchange Commission under the Securities Act of 1933 (the "IPO"), (i) each issued and outstanding share of Class A Preferred Stock shall be converted into that number of shares of Class B Common Stock determined by dividing (1) the sum of 103% of the par value thereof ($103) by (2) the initial public offering price per share of Class A Common Stock specified in the final prospectuses for the IPO (the "IPO Price") and (ii) each issued and outstanding share of Class B Preferred Stock shall be converted into that number of shares of Class B Common Stock determined by dividing (1) the sum of $2,000 by (2) the IPO Price; provided,
                                                                   --------
however, that (a) no fractional shares of Class B Common Stock shall be issued;
-------
(b) fractional shares of Class B Common Stock which would otherwise be issued to an individual record holder of shares of Class A Preferred Stock or Class B Preferred Stock shall be aggregated to the extent possible into whole shares of Class B Common Stock; and (c) after giving effect to clause (b), each holder of shares of Class A Preferred Stock or Class B Preferred Stock who would otherwise be entitled to receive a fraction of a share of Class B Common Stock shall receive cash consideration equal to the product of such fraction and the IPO Price. The Corporation will pay any accrued and unpaid dividends to the Closing Time on the Class A Preferred Stock and Class B Preferred Stock in cash to the persons who were the record holders thereof immediately prior to the Closing Time. Each Person that was a record holder of Class A Preferred Stock or Class B Preferred Stock immediately prior to the Closing Time shall, immediately after the Closing Time, be treated as the record holder of the number of shares of Class B Common Stock determined pursuant to the provisions of this Section 3. Each certificate that represented shares of Class A Preferred Stock or Class B Preferred Stock immediately prior to the Closing Time shall, immediately after the Closing Time, represent the number of whole shares of Class B Common Stock into which the shares of Class A Preferred

Stock or Class B Preferred Stock represented by such certificate shall have been converted. Upon surrender of the certificates formerly representing Class A Preferred Stock or Class B Preferred Stock, such holder shall be entitled to receive new certificates representing the appropriate number of shares of Class B Common Stock and any cash consideration in lieu of fractional shares owed to such holder as provided in clause (c) of the proviso to the first sentence of this Section 3. Shares of Class B Common Stock issued upon the conversion of Class A Preferred Stock or Class B Preferred Stock pursuant to this Section 3 shall not be entitled to receive the dividend, if any, referred to in the last sentence of Section 2 of this Article XIV.

                                  ARTICLE XV

                      Class A and Class B Preferred Stock
                      -----------------------------------


     SECTION 1.  Dividends on Class A and Class B Preferred Stock.
                 -------------------------------------------------

          A.  Class A Preferred Stock.
              ------------------------

          The holders of the Class A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets or funds of the Corporation at the time legally available for the payment of dividends under the laws of the State of Michigan, dividends at the rate of five percent (5%) per annum, payable quarterly on dates to be fixed by the Board of Directors of the Corporation. No dividends shall be paid upon the Class B Preferred Stock or the Common Stock of the Corporation in any fiscal year unless and until in the same fiscal year of payment, the Board of Directors shall have declared and paid or set aside for payment upon the Class A Preferred Stock, a dividend amount of five percent (5%) per annum.

          Dividends on the Class A Preferred Stock shall be cumulative from and after December 1, 1953, so that, if in any quarterly dividend period or periods, dividends on the outstanding Class A Preferred Stock at the rate of five percent (5%) of the par value thereof per annum shall not have been paid or set apart for payment, the deficiency shall be paid or set apart for payment, but without interest, before any distribution, whether by way of dividends or otherwise, shall be declared or paid upon or set apart for the Class B Preferred Stock or the Common Stock, or any other stock of the corporation, except stock having a preference over or being on a parity with the Class A Preferred Stock. The term "accrued" as hereinafter applied to dividends on the Class A Preferred Stock shall mean the amount which shall be equal to the sum of all accumulated dividends as set forth in this paragraph, from the date from which such dividends shall have become cumulative, but without interest thereon, less the aggregate amount of all cumulative dividends theretofore paid or declared or set apart for payment on the Class A Preferred Stock.

          B.  Class B Preferred Stock.  The holders of the Class B Preferred
              ------------------------
Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets or funds of the Corporation at the time legally available for the payment of dividends under the laws of the State of Michigan, dividends at the rate of One Hundred Dollars ($100.00) per Class B Preferred Share per annum, payable quarterly on dates to be fixed by the Board of Directors of the Corporation. No dividends shall be paid upon the Common Stock of the Corporation in any fiscal year unless and until in the same fiscal year of payment, the Board of Directors shall have declared and paid or set aside for payment upon the Class B Preferred Stock, a dividend at such rate.


               Dividends on the Class B Preferred Stock shall be cumulative from and after May 6, 1992, so that, if in any quarterly dividend period or periods, dividends on the outstanding Preferred Stock at the rate of One Hundred Dollars ($100.00) per Preferred Share per annum shall not have been paid or set apart for payment, the deficiency shall be paid or set apart for payment, but without interest, before any distribution, whether by way of dividends or otherwise, shall be declared or paid upon or set apart for the Common Stock, or any other stock of the Corporation, except stock having a preference over or being on a parity with the Class B Preferred Stock. The term "accrued" as hereinafter applied to dividends on the Class B Preferred Stock shall mean the amount which shall be equal to the sum of all accumulated dividends as set forth in this paragraph, from the date from which such dividends shall have become cumulative, but without interest thereon, less the aggregate amount of all cumulative dividends theretofore paid or declared or set apart for payment.

          SECTION 2   Preference on Liquidation.
                      --------------------------

               A.  Class A Preferred Stock.
                   ------------------------

          In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the Class A Preferred Stock shall be entitled, before any of the assets of the Corporation shall be distributed among or paid over to the holders of the Class B Preferred Stock or Common Stock, to be paid in full an amount equal to One Hundred Dollars ($100.00) per share, plus an amount equal to all cumulative unpaid dividends thereon.

               B.  Class B Preferred Stock.
                   ------------------------

          In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the Class B Preferred Stock shall be entitled, before any of the assets of the Corporation shall be distributed among or paid over to the holders of the Common Stock, to be paid in full in an amount equal to Two Thousand Dollars ($2,000.00) per share, plus an amount equal to all cumulative unpaid dividends thereon.

          SECTION 3  Redemption of Class A and Class B Preferred Stock.
                     --------------------------------------------------

               A.  Class A Preferred Stock.
                   ------------------------

          The Class A Preferred Stock may be redeemed in whole or in part on any dividend payment date at the option of the Board of Directors upon not less than thirty (30) days' prior notice to the holders of record of the Class A Preferred Stock given in such manner and form and on such other terms and conditions as may be prescribed by resolution of the Board of Directors, by payment in cash for each share of the Class A Preferred Stock to be redeemed, the sum of one hundred three percent (103%) of the par value, plus an amount equal to dividends accrued thereon up to the date of redemption. If less than all the outstanding shares are to be redeemed, the shares to be redeemed may be either (i) shares selected pro rata or by lot, or (ii) share or shares of any particular shareholder or shareholders designated by the Board of Directors. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the Corporation in the payment of the redemption price), all dividends on the Class A Preferred Stock thereby called for redemption shall cease to accrue and all rights of the holders thereof as shareholders of the Corporation, except the right to receive the redemption price, shall cease and determine.

               B.  Class B Preferred Stock.
                   ------------------------

          The Class B Preferred Stock may be redeemed in whole or in part on any dividend payment date at the option of the Board of Directors upon not less than thirty (30) days' prior notice to the holders of record of the Class B Preferred Stock given in such manner and form and on such other terms and conditions as may be prescribed by resolution of the Board of Directors, by payment in cash for each share of the Class B Preferred Stock to be redeemed, the sum of Two Thousand Dollars ($2,000.00) per share, plus an amount equal to dividends accrued thereon up to the date of redemption. If less than all the outstanding shares are to be redeemed, the shares to be redeemed may be either (i) shares selected pro rata or by lot, or (ii) share or shares of any particular shareholder or shareholders designated by the Board of Directors. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the Corporation in the payment of the redemption price), all dividends on the Class B Preferred Stock thereby called for redemption shall cease to accrue and all rights of the holders thereof as shareholders of the Corporation, except the right to receive the redemption price, shall cease and determine.

          SECTION 4.  Voting Rights.
                      --------------

               Except as otherwise provided by the laws of the State of Michigan, the holders of the Class A Preferred Stock and Class B Preferred Stock shall have no voting power.


     Signed:  _________________ , 1998

     (Corporate Seal)

                                    STEELCASE INC.

                                    By:
                                       -----------------------------------------
                                                (Signature of President)